Exhibit 99.1

Press Release
2200 West Parkway Boulevard Salt Lake City, Utah 84119-2331 www.franklincovey.com

FRANKLIN COVEY REPORTS FISCAL 2018 FIRST QUARTER FINANCIAL RESULTS

Year-Over-Year Sales Increase 20% to $47.9 Million with Sales Growth in Both the Enterprise Division and Education Division
Gross Margin for the First Quarter Increases to 68.6% from 63.6% in Prior Year First Quarter
Strong Growth and Momentum of Subscription Business Expected to Provide
Foundation for Accelerated Growth in Fiscal 2018 and Beyond
Company Reaffirms Guidance for Fiscal 2018

Salt Lake City, Utah – Franklin Covey Co. (NYSE: FC), a global performance improvement company that creates and distributes world-class content, training, processes, and tools that organizations and individuals use to transform their results, today announced financial results for its fiscal 2018 first quarter, which ended on November 30, 2017.

Introduction

With the fiscal 2016 launch of the All Access Pass (AAP), the Company began a major transition in its business model.  Previously, the Company sold content and solutions one course, or one solution at a time, and often to only one team at a time.  However, two years ago the Company determined the it could substantially expand the breadth and depth of its client impact, and the lifetime value of its clients, by offering its world-class content and offerings through a Subscription as a Service (SaaS) model featuring the All Access Pass in its Enterprise Division and The Leader in Me subscription service in its Education Division.  The SaaS model provides the Company's clients with a compelling value proposition in which they receive: (1) unlimited access to the Company's content and solutions; (2) the ability to assemble, integrate and deliver this content through an almost limitless combination of delivery modalities, and soon in 16 languages worldwide; (3) the services of an implementation specialist to help curate and organize the content and solutions in the AAP to exactly meet their needs; (4) a cost per population trained which is less than or equal to that offered by other providers for just a single course through a single delivery modality; and (5) an array of affordable add-on implementation services to help them accomplish their key "jobs-to-be-done."

As expected, the transition to the SaaS business model has been disruptive, especially to the Company's reported financial results, since subscription revenues are generally deferred and recognized over the contract period.  But the Company believes that the transition to a SaaS business model is working and some of the benefits of this business model became evident in the first quarter of fiscal 2018 as sales increased 20% over the prior year to $47.9 million.  Increased sales and improved gross margin were partially offset by increased operating expenses as the Company continues to work through the transition to a SaaS model and seeks to reorganize and optimize its operations in order to improve profitability.  The Company believes that the first quarter of fiscal 2018 represents a key inflection point that will begin a pattern of improved financial performance compared with prior periods.  However, the ongoing transition to the SaaS business model may continue to present challenges to the Company's quarterly financial results during certain periods of fiscal 2018 when compared with the prior year.

Financial Overview

The following is a summary of key financial results for the quarter ended November 30, 2017:

▪
Revenue:  Consolidated revenue for the first quarter of fiscal 2018 increased 20% and totaled $47.9 million compared with $39.8 million in the first quarter of fiscal 2017.  As mentioned above, the improvement in sales was primarily driven by the recognition of previously deferred high-margin subscription revenues.  In addition, the Company's sales were also favorably impacted by the acquisition of businesses in the second half of fiscal 2017, a large intellectual property contract that was obtained in the first quarter of fiscal 2018, increased onsite presentation revenue, and increased Education Division revenues.

▪
All Access Pass Contracts and Unbilled Deferred Revenue:  For the quarter ended November 30, 2017, the Company invoiced $12.3 million of All Access Pass contracts and $5.1 million of related materials, compared with $7.1 million of AAP contracts and $6.4 million of related products in the first quarter of fiscal 2017.  At November 30, 2017, the Company had $15.9 million of unbilled deferred revenue, which represents business that is contracted but unbilled, and excluded from its balance sheet.

▪
Gross profit:  First quarter 2018 gross profit was $32.9 million compared with $25.3 million in the prior year.  The Company's gross margin for the quarter ended November 30, 2017 increased to 68.6 percent of sales compared with 63.6 percent in the first quarter of fiscal 2017.  The increase in gross profit and gross margin was primarily due to the recognition of previously deferred revenue and the other factors described above.

▪
Operating Expenses:  The Company's operating expenses in the first quarter of fiscal 2018 increased by $5.4 million compared with the prior year, which was primarily due to a $4.7 million increase in selling, general, and administrative (SG&A) expenses, and a $0.7 million increase in amortization expense.  Increased SG&A expenses were primarily due to increased associate costs resulting from new sales and sales related personnel, especially in the Education Division, and increased commission expense on higher sales; and $1.2 million of increased expense associated with the change in fair value of contingent consideration liabilities from previous business acquisitions.  Increased amortization expense was due to the amortization of intangible assets acquired in business combinations which occurred in the second half of fiscal 2017.

▪
Operating Income (Loss):  The Company reported a loss from operations for the first quarter of $(3.3) million compared with a loss from operations of $(5.4) million in the first quarter of the prior year.

▪	Adjusted EBITDA: Adjusted EBITDA for the first quarter was $0.6 million, compared with a loss of $(2.8) million in the first quarter of fiscal 2017.
▪
Net Income (Loss):  The Company reported a first quarter 2018 net loss of $(2.4) million compared with a net loss of $(4.0) million in the first quarter of fiscal 2017, reflecting the above-noted factors.

▪
Cash and Liquidity Remain Strong:  The Company's balance sheet and liquidity position remained healthy through the first quarter of fiscal 2018.  The Company had $8.1 million of cash at November 30, 2017, compared with $8.9 million at August 31, 2017.  At November 30, 2017, the Company had $21.0 million of available borrowing on its revolving line of credit facility.

▪
Fiscal 2018 Outlook:  Based on anticipated increases in its SaaS business, the Company reaffirms its previously announced Adjusted EBITDA guidance for fiscal 2018, which is expected to be in the range of $10 million to $15 million.

Bob Whitman, Chairman and Chief Executive Officer, commented, "We were pleased that, as expected, the first quarter of fiscal 2018 represented an inflection point where the strong growth of our SaaS business more than offsets declines in our traditional facilitator and onsite channels.  Our revenue grew $8.1 million, or 20%, to $47.9 million over the prior year, with growth occurring in both our Enterprise and Education Divisions.  We believe that the continued transition to the SaaS business model will provide significant strategic benefits for both our clients and for our business, especially as we prepare to launch a significantly improved All Access Pass portal in 16 languages later in fiscal 2018.  The continued strength in our deferred revenue balances, both billed and unbilled, increases our visibility into future performance, and strengthens the foundation for accelerating that performance."

Earnings Conference Call

On Thursday, January 4, 2018, at 5:00 p.m. Eastern time (3:00 p.m. Mountain time) Franklin Covey will host a conference call to review its financial results for the fiscal quarter ended November 30, 2017.  Interested persons may participate by dialing 888-771-4371 (International participants may dial 847-585-4405), access code: 46206352.  Alternatively, a webcast will be accessible at the following Web site: http://edge.media-server.com/m6/p/hizopo4j.  A replay will be available from January 4 (7:30 pm ET) through January 11, 2018 by dialing 888-843-7419 (International participants may dial 630-652-3042), access code: 46206352#.  The webcast will remain accessible through January 11, 2018 on the Investor Relations area of the Company's Web site at:  http://investor.franklincovey.com/phoenix.zhtml?c=102601&p=irol-IRHome.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including those statements related to the Company's future results and profitability; expected Adjusted EBITDA and growth in deferred revenues in fiscal 2018; the release of a new AAP portal in additional languages during fiscal 2018; and other goals relating to the growth of the Company.  Forward-looking statements are based upon management's current expectations and are subject to various risks and uncertainties including, but not limited to: general economic conditions; renewal of AAP contracts; the impact of new sales personnel; the impact of deferred AAP revenues on future financial results; the expected number of booked days to be delivered; market acceptance of new products or services, including the new AAP portal; the ability to achieve sustainable growth in future periods; and other factors identified and discussed in the Company's most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission.  Many of these conditions are beyond the Company's control or influence, any one of which may cause future results to differ materially from the Company's current expectations, and there can be no assurance that the Company's actual future performance will meet management's expectations.  These forward-looking statements are based on management's current expectations and the Company undertakes no obligation to update or revise these forward-looking statements to reflect events or circumstances subsequent to this press release.

Non-GAAP Financial Information

Refer to the attached table for the reconciliation of a non-GAAP financial measure, "Adjusted EBITDA," to consolidated net loss, the most comparable GAAP financial measure.  The Company defines Adjusted EBITDA as net income or loss from operations excluding the impact of interest expense, income tax expense, amortization, depreciation, stock-based compensation expense, and certain other items such as adjustments to the fair value of expected contingent consideration liabilities resulting from the acquisition of businesses.  The Company references this non-GAAP financial measure in its decision making because it provides supplemental information that facilitates consistent internal comparisons to the historical operating performance of prior periods and the Company believes it provides investors with greater transparency to evaluate operational activities and financial results.  We are unable to provide a reconciliation of the above forward-looking estimate of non-GAAP Adjusted EBITDA to GAAP measures because certain information needed to make a reasonable forward-looking estimate is difficult to estimate and dependent on future events which may be uncertain or out of our control, including the amount of AAP contracts invoiced, the number of AAP contracts that are renewed, necessary costs to deliver our offerings such as unanticipated curriculum development costs, and other potential variables.  Accordingly, a reconciliation is not available without unreasonable effort.

About Franklin Covey Co.

Franklin Covey Co. (NYSE:FC) (www.franklincovey.com), is a global, public company specializing in organizational performance improvement.  We help organizations and individuals achieve results that require a change in human behavior.  Our expertise is in seven areas: leadership, execution, productivity, trust, sales performance, customer loyalty and education.  Over its history, Franklin Covey clients have included 90 percent of the Fortune 100, more than 75 percent of the Fortune 500, thousands of small and mid-sized businesses, as well as numerous government entities and educational institutions. Franklin Covey has more than 100 direct and partner offices providing professional services in over 150 countries and territories.

Investor Contact: Franklin Covey Steve Young 801-817-1776 investor.relations@franklincovey.com	Media Contact: Franklin Covey Debra Lund 801-817-6440 Debra.Lund@franklincovey.com

FRANKLIN COVEY CO.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts, and unaudited)

	Quarter Ended
	November 30,	November 26,
	2017	2016

Net sales	$47,932	$39,787

Cost of sales	15,064	14,479
Gross profit	32,868	25,308

Selling, general, and administrative	33,824	29,095
Depreciation	901	866
Amortization	1,395	722
Loss from operations	(3,252)	(5,375)

Interest expense, net	(488)	(504)
Loss before income taxes	(3,740)	(5,879)

Income tax benefit	1,348	1,921
Net loss	$(2,392)	$(3,958)

Net loss per common share:
Basic and diluted	$(0.17)	$(0.29)

Weighted average common shares:
Basic and diluted	13,725	13,791

Other data:
Adjusted EBITDA(1)	$602	$(2,819)

(1) The term Adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock-based compensation, and certain other items) is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results.
For a reconciliation of this non-GAAP measure to the most comparable GAAP equivalent, refer to the Reconciliation of Net Loss to Adjusted EBITDA as shown below.

FRANKLIN COVEY CO.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands and unaudited)

	Quarter Ended
	November 30,	November 26,
	2017	2016
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(2,392)	$(3,958)
Adjustments:
Interest expense, net	488	504
Income tax benefit	(1,348)	(1,921)
Amortization	1,395	722
Depreciation	901	866
Stock-based compensation	956	1,214
Increase (reduction) in contingent consideration liabilities	176	(1,013)
ERP implementation costs	426	288
China office start-up costs	-	479

Adjusted EBITDA	$602	$(2,819)

Adjusted EBITDA margin	1.3%	-7.1%

FRANKLIN COVEY CO.
Additional Sales Information
(in thousands and unaudited)

	Quarter Ended
	November 30,	November 26,
	2017	2016

Sales by Segment:
Direct offices	$34,197	$26,383
Education	9,176	8,743
Licensees	3,320	3,431
Corporate and other	1,239	1,230

Total	$47,932	$39,787

Sales by Category:
Training and consulting services	$46,549	$38,073
Products	490	828
Leasing	893	886

	47,932	39,787
Cost of Goods Sold by Category:
Training and consulting services	14,268	13,558
Products	247	435
Leasing	549	486
	15,064	14,479
Gross Profit	$32,868	$25,308

FRANKLIN COVEY CO.
Condensed Consolidated Balance Sheets
(in thousands and unaudited)

	November 30,	August 31,
	2017	2017
Assets
Current assets:
Cash	$8,087	$8,924
Accounts receivable, less allowance for
doubtful accounts of $2,738 and $2,310	50,153	66,343
Receivable from related party	1,182	1,020
Inventories	3,309	3,353
Income taxes receivable	329	259
Prepaid expenses and other current assets	12,604	11,936
Total current assets	75,664	91,835

Property and equipment, net	21,435	19,730
Intangible assets, net	55,899	57,294
Goodwill	24,220	24,220
Long-term receivable from related party	754	727
Other long-term assets	16,889	16,925
	$194,861	$210,731

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of financing obligation	$1,922	$1,868
Current portion of term notes payable	6,250	6,250
Accounts payable	7,068	9,119
Deferred revenue	35,250	40,772
Accrued liabilities	15,781	22,617
Total current liabilities	66,271	80,626

Line of credit	9,050	4,377
Term notes payable, less current portion	11,563	12,813
Financing obligation, less current portion	20,570	21,075
Other liabilities	5,626	5,742
Deferred income tax liabilities	39	1,033
Total liabilities	113,119	125,666

Shareholders' equity:
Common stock	1,353	1,353
Additional paid-in capital	209,840	212,484
Retained earnings	67,064	69,456
Accumulated other comprehensive income	590	667
Treasury stock at cost, 13,261 and 13,414 shares	(197,105)	(198,895)
Total shareholders' equity	81,742	85,065
	$194,861	$210,731